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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

485F US Hwy 1 South
Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 621-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2008, Maidenform, Inc. (the “Employer”), a wholly owned subsidiary of Maidenform Brands, Inc. (the “Parent”), announced the appointment of Christopher W. Vieth, 43, as its Executive Vice President, Chief Operating Officer and Chief Financial Officer, commencing on May 27, 2008. The press release announcing Mr. Vieth’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

The principal terms of Mr. Vieth’s employment are set forth in an employment agreement entered into among the Employer, the Parent and Mr. Vieth dated May 23, 2008 (the “Employment Agreement”). The Employment Agreement provides for a one-year employment term commencing on May 27, 2008 that will be automatically renewed for successive periods of one year unless either the Employer or Mr. Vieth decide to terminate the agreement on 120 days’ notice. The Employment Agreement provides that Mr. Vieth will receive a base salary of not less than $425,000 per year. The Employment Agreement also provides that Mr. Vieth will be a participant in the Maidenform Brands, Inc. 2005 Annual Performance Bonus Plan (the “Bonus Plan”) for the period from December 30, 2007 through January 3, 2009 (the “2008 Fiscal Year”) and based upon the achievement of certain performance criteria related to operating income, net sales and personal goals, will be entitled to receive a bonus of $255,000 at 100% achievement and up to $459,000 at maximum achievement, payable in accordance with the Bonus Plan. For fiscal years thereafter during the term of his employment, Mr. Vieth’s incentive compensation will be based upon Compensation as defined in the Bonus Plan and upon such performance goals permitted under the Bonus Plan and subject to the conditions set forth in the Bonus Plan. Mr. Vieth is also entitled to participate in all benefit plans and programs available to the Employer’s other senior executives.

Pursuant to the Employment Agreement, on June 2, 2008 (the “Grant Date”) Mr. Vieth will receive the following long term incentives (the “Equity Incentives”) pursuant to the Maidenform Brands, Inc. 2005 Stock Incentive Plan (the “Stock Incentive Plan”), each as calculated based on the closing stock price of the Parent’s common stock on May 30, 2008, the last business day before the Grant Date:

•	a number of shares of Restricted Stock with a value of $138,125; and
•	a number of Non-Tandem Stock Appreciation Rights with a Black-Scholes value of $138,125 with a reference price equal to the closing stock price of the Parent’s common stock on May 30, 2008.

Except as described below, the Equity Incentives will vest and become exercisable, as applicable, in equal annual installments over a four year period following the Grant Date provided Mr. Vieth remains continuously employed through the applicable vesting date.

If Mr. Vieth’s employment is terminated by the Employer without “cause” or by Mr. Vieth for “good reason” (each as defined in the Employment Agreement), or if the Employer elects not to extend the term of the agreement, subject to Mr. Vieth’s execution of a general release of claims, Mr. Vieth will be entitled to:

•
an amount equal to his then current base salary, plus, in the event such termination occurs after the end of the 2008 Fiscal Year, an amount equal to his average annual bonus over the three fiscal years (or, if less, the actual number of years of employment) immediately preceding his termination of employment, determined by annualizing the bonus actually paid with respect to any partial year (which, with respect to the 2008 fiscal year will be deemed to have been paid for 9 months of service), payable in equal periodic installments over a period of 12 months from the date of termination (subject to delay to the extent required under Section 409A of the Internal Revenue Code);

•
in the event such termination occurs during the 2008 Fiscal Year, payment of an amount equal to the bonus he would have been entitled for the 2008 Fiscal Year had his employment not terminated, prorated to the date of termination based on the number of days actually employed during the 2008 Fiscal Year and based upon actual results and the Employer’s financial performance for the 2008 Fiscal Year, payable when such bonus would be payable to the Employer’s other employees (subject to delay to the extent required under Section 409A of the Internal Revenue Code);

•
if Mr. Vieth (or his dependents) timely elect coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then for a period of 12 months following the date of termination, the Employer will make monthly payments (subject to delay to the extent required under Section 409A of the Internal Revenue Code) to the Employee of an amount equal to 100% of the monthly premium for such COBRA coverage for the applicable month, grossed up to reflect all applicable taxes; and

•	additional vesting of the Equity Incentives with respect to the number of shares that would have vested had his employment continued for an additional 12 month period.

If Mr. Vieth dies or his employment is terminated by the Employer due to his having suffered a Disability (as defined in the Employment Agreement), Mr. Vieth will be entitled to payment of an amount equal to the bonus he would have been entitled to receive for the year of termination had his employment not terminated, prorated to the date of termination based on the number of days actually employed during such year and based upon actual results and the Employer’s financial performance for such year, payable when such bonus would be payable to the Employer’s other employees.

In addition, 100% of the then unvested Equity Incentive shares will become vested upon a Change in Control (as defined in the Stock Incentive Plan).

The terms of the Employment Agreement provide that for a period of 12 months following the termination of Mr. Vieth’s employment for any reason he will not directly or indirectly, without the written consent of the Parent’s Board of Directors:

•	compete with the Employer and its subsidiaries or the Parent (collectively, the “Employer’s Group”) in any business activity directly competitive with the business of the Employer Group;
•	become interested in any manner with any person or entity that is engaged in any business activity directly competitive with the business of the Employer Group;

•	solicit or attempt to solicit certain customer’s of the Employer’s Group for the purpose of offering or selling certain products or services then offered to the customer by the Employer’s Group;
•	influence or attempt to influence any supplier, customer or potential customer of the Employer’s Group to terminate or modifying any of their arrangements with the Employer’s Group;
•	influence or attempt to influence any person to terminate his or her service relationship with the Employer’s Group; or
•	employ or retain any person employed or retained by the Employer’s Group in the 6 month period prior to Mr. Vieth’s termination.

The Employment Agreement also contains proprietary information and confidentiality provisions. Mr. Vieth also agreed to assign to the Employer any intellectual property rights he may have in any developments or discoveries that he conceives, creates, makes, develops, reduces to practice or acquires during the term of his employment.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference into this Item 5.02.

Prior to joining the Employer, Mr. Vieth served as Chief Administrative Officer and Chief Financial Officer of Blue Tulip Corporation since November 2006. Prior to that, Mr. Vieth was Chief Financial Officer of Dow Jones and Company from July 2002 to September 2006 and also served as Vice President of Finance and Chief Accounting Officer from July 2000 to June 2002. From 1995 to 2000, Mr. Vieth held senior finance and operational positions at Barnes & Noble, Inc., including Vice President and Controller. Mr. Vieth spent seven years at Amerada Hess Corporation, from 1987 to 1995, in the company’s financial planning and control division.

There were no arrangements or understandings between Mr. Vieth and any other persons pursuant to which Mr. Vieth was selected or nominated as an officer of the Employer. Mr. Vieth does not have a family relationship with any director or executive officer of the Employer or the Parent. Other than as disclosed herein, there were no transactions since the beginning of the Employer’s last fiscal year between the Employer and Mr. Vieth.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1	Employment Agreement, dated May 23 2008, among Maidenform, Inc., Maidenform Brands, Inc. and Christopher W. Vieth.

99.1	Press Release entitled “Maidenform Brands, Inc. Appoints Christopher W. Vieth as Chief Operating Officer and Chief Financial Officer” issued by Maidenform Brands, Inc. on May 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAIDENFORM BRANDS, INC.

Date: May 27, 2008	By:	/s/ Steven N. Masket
		Name:	Steven N. Masket
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit

10.1	Employment Agreement, dated May 23, 2008, among Maidenform, Inc., Maidenform Brands, Inc. and Christopher W. Vieth.

99.1	Press Release entitled “Maidenform Brands, Inc. Appoints Christopher W. Vieth as Chief Operating Officer and Chief Financial Officer” issued by Maidenform Brands, Inc. on May 27, 2008.